UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 25, 2012

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

On July 25, 2012, Ruby Tuesday, Inc., a Georgia corporation (the “Registrant” and the “Company”) issued a press release announcing the Company’s financial results for the fiscal quarter and year ended June 5, 2012.  A copy of the press release is attached hereto as Exhibit 99.1

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Retirement of Dr. Ratajczak, Ms. Arnold and Mr. Haslam

The Company’s Board of Directors has given thorough consideration to the future needs of the Company and plans to transition the membership of the Board over the next six months to best reflect the Board needs for the future.  In addition to the departures disclosed in this Report, the Board is considering the addition of at least two additional members with significant retail, restaurant and financial experience.

On July 25, 2012, Dr. Donald Ratajczak, a member of the Audit Committee of the Board of Directors (the “Board”) of the Company, notified the Company that, after over 30 years of service, he would not stand for re-election at the end of his current term and would retire from the Board at the Company’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”).

Claire L. Arnold, the Chair of the Nominating and Governance Committee of the Board, similarly notified the Company that, after 18 years of service, she would not stand for re-election at the end of her current term and would retire from the Board as of the Annual Meeting.

In addition, James A. Haslam, III, notified the Company of his intention to retire from the Board, effective as of the date of this Report, to focus his professional efforts on his role as President and Chief Executive Officer of Pilot Travel Centers, LLC.

Resignation of Mr. Becker

On July 25, 2012, Steven R. Becker notified the Company that he will resign from the Board as of the Annual Meeting.

Update on Mr. Kunkel

We previously announced that John Kunkel, the founder and former CEO of Lime Fresh Mexican Grill (“Lime Fresh”), a concept we acquired in the fourth quarter of fiscal year 2012, would join our Board of Directors after the close of the Lime Fresh acquisition.  Due to post-acquisition agency services currently provided to the Company by 50 Eggs, Inc., of which Mr. Kunkel is an equity owner and the CEO, Mr. Kunkel’s membership on the Company’s Board of Directors will not take place at this time.

Appointment of Principal Accounting Officer

On July 25, 2012, the Board appointed Michael O. Moore, the Company’s Executive Vice President - Chief Financial Officer, to serve as the Company’s Principal Accounting Officer.

Retention Bonus

The Compensation Committee awarded retention bonuses to Kimberly Grant, our Executive Vice President – Chief Operations Officer, and Dan Dillon, our Executive Vice President – Chief Branding Officer, each in the amount of $250,000.  The retention bonuses shall be payable in the event Ms. Grant and Mr. Dillon remain employed with the Company through July 25, 2013 or in the event they are involuntarily terminated without cause prior to that time.

ITEM 8.01                      OTHER EVENTS

On July 25, 2012, the independent directors of the Board determined that Matthew A. Drapkin will serve as the Board’s new Lead Director effective as of the date of this Report, replacing Mr. Haslam in such role, and will become Chairman of the Board upon the earlier of the selection of the new CEO or November 30, 2012.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated July 25, 2012 (this press release is being furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Michael O. Moore
Michael O. Moore
Executive Vice President and
Chief Financial Officer

Date: July 25, 2012